UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2004

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia (State of incorporation)	33-68412 (Commission File Number)	58-0477150 (IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia (Address of principal executive offices)	30655 (Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     G. Stephen Felker, Sr., Chairman and Chief Executive Officer, announces the promotion of Keith M. Hull to President and Chief Operating Officer.

     Mr. Hull will be responsible for all aspects of marketing, sales, manufacturing, manufacturing services and technical services. Previously, Mr. Hull served as President, Marketing and Sales, of Avondale Mills, Inc. and Vice President of the Company. Mr. Felker, who continues as Chairman and Chief Executive Officer of the Company, previously held the additional title of President.

     Mr. Hull joined Avondale in 1977 and has held various managerial positions with the company. He is a graduate of the University of Virginia and currently resides in Augusta, Georgia with his wife, Mary Helen, and his two sons, Preston and Daniel. Mr. Hull will remain at the Graniteville, South Carolina corporate office.

     In making this announcement Mr. Felker remarked, “A cornerstone of Avondale’s strategy as we face the challenges of our dynamic business environment is the need for greater velocity in every aspect of our business from the development of product through execution and delivery to the consumer. Mr. Hull is focused on deploying Avondale’s resources in conjunction with the Western Hemisphere supply chain to present a viable, competitive alternative to the very aggressive offerings out of Asia. It is timely to create this position within Avondale and Mr. Hull is clearly the person for the job.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2004	AVONDALE INCORPORATED
	By:	/s/Jack R. Altherr, Jr. Jack R. Altherr, Jr. Vice Chairman and Chief Financial Officer